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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF SICOR INC.

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Subsidiary Corporation                      Percentage Owned    State of Incorporation
----------------------                      ----------------    ----------------------
Gensia Development Corporation              100%                     Delaware

Gensia Sicor Pharmaceuticals, Inc.          100%                     Delaware

Gensia Automedics, Inc.                      19%                     Delaware

Metabasis Therapeutics, Inc.                 46%                     Delaware

Genchem Pharma Ltd.                         100%                     Delaware

Aramed, Inc.                                 46%                     Delaware

Rakepoll Holding B.V.                       100%                     The Netherlands

SICOR-Societa Italiana
     Corticosteroidi S.p.A.                 100%                     Italy

Diaspa S.p.A.                               100%                     Italy

Sicor de Mexico, S.A. de C.V.               100%                     Mexico

Lemery, S.A. de C.V.                        100%                     Mexico

Inmobiliaria Lemery, S.A. de C.V.           100%                     Mexico

Lemery Desarrollo y Control,
S.A. de C.V.                                100%                     Mexico

Gensia Sicor de Mexico,
S.A. de C.V.                                100%                     Mexico

Zetesis S.p.A.                               50%                     Italy
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